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                                                                    Exhibit 2(g)

                         INVESTMENT MANAGEMENT AGREEMENT

                         MEZZACAPPA LONG/SHORT FUND, LLC

         INVESTMENT MANAGEMENT AGREEMENT, made as of September 1, 2003, by and between MEZZACAPPA LONG/SHORT FUND, LLC, a Delaware limited liability company (the "Fund") and MEZZACAPPA INVESTORS, LLC, a Delaware limited liability company (the "Investment Manager").

                              W I T N E S S E T H:

         WHEREAS, the Fund intends to engage in business as a closed-end, non-diversified management investment company and is registered as such with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Investment Manager is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of acting as an investment adviser; and

         WHEREAS, the Fund desires to retain the Investment Manager to render investment advisory services to the Fund in the manner and on the terms and conditions hereinafter set forth; and

         WHEREAS, the Investment Manager desires to accept such responsibility in the matter and on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

         1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Fund's Private Placement Memorandum, as the same may be amended from time to time (the "Private Placement Memorandum").

         2.       Investment Management Services.

         (a) The Fund hereby retains the Investment Manager to act as its Investment Manager and, subject to the supervision and control of the Board of Managers of the Fund (the "Board of Managers"), to manage the investment activities of the Fund as hereinafter set forth. Without limiting the generality of the foregoing, the Investment Manager shall: obtain and evaluate such information and advice relating to the economy, securities markets, and securities as it deems necessary or useful to discharge its duties hereunder; continuously manage the assets of the Fund in a manner consistent with (i) the investment objective, policies and restrictions of the Fund, as set forth in the Private Placement Memorandum and as may be adopted from time to time by the Board of Managers, (ii) the provisions of the limited liability company agreement of the Fund, as amended from time to time (the "LLC Agreement"), and
(iii) applicable laws and regulations; determine the securities and other investments to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; invest the Fund's assets in a diverse group of selected investment funds ("Investment Funds"), which are managed by third-party investment advisers ("Portfolio Managers"), including Portfolio Managers of Separately Managed Accounts; and take such further action, including the placing of purchase and sale orders and the voting of securities on behalf of the Fund, as the Investment Manager shall deem necessary or appropriate. The Investment Manager shall furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Manager in the discharge of its duties as the Fund may, from time to time, reasonably request.

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         (b)      Without limiting the generality of Section 2(a) hereof, the
Investment Manager shall be authorized to open, maintain and close accounts in the name and on behalf of the Fund with brokers and dealers as it deems appropriate; to identify appropriate Investment Funds and Portfolio Managers and determine the assets to be committed to each of them; and to enter into, make and perform all contracts, agreements and other undertakings (including, without limitation, subscription agreements and partnership or limited liability company agreements) that, in the opinion of the Investment Manager, may be necessary, advisable or incidental to the carrying out of the investment management duties hereunder.

         (c) The Fund will, from time to time, furnish or otherwise make available to the Investment Manager such financial reports, proxy statements, policies and procedures and other information relating to the business and affairs of the Fund as the Investment Manager may reasonably require in order to discharge its duties and obligations hereunder.

         3.       Compensation and Expenses

         (a) In consideration of the services provided by the Investment Manager under this Agreement, the Fund agrees to pay the Investment Manager a monthly fee of 0.0833% (1.00% on an annualized basis) of the month-end capital account balance of each Member, before giving effect to repurchases or the Incentive Allocation, and after giving effect to other expenses, as set out in the Private Placement Memorandum (the "Investment Management Fee"). The Investment Management Fee is an expense of the Fund and will be paid monthly in arrears within twenty (20) days after the end of each month.

         (b) The Investment Manager will bear all of its own costs incurred in providing investment advisory services to the Fund, including travel and other expenses related to its selection and monitoring of Portfolio Managers.

         (c) All costs and expenses of the Fund not expressly assumed by the Investment Manager under this Agreement shall be paid by the Fund, including, but not limited to: (i) fees and expenses incident to the organization and registration of the Fund; (ii) offering costs; (iii) costs of compliance with federal and state securities laws; (iv) all costs and expenses associated with the organization and operation of any Separately Managed Accounts; (v) all expenses incident to holding meetings of the Board of Managers and Members, including reasonable travel and out-of-pocket expenses of the members of the Board of Managers; (vi) the fees and disbursements of Fund counsel and any counsel retained to represent the Managers who are not Independent Managers (as such term is defined in Section 6(a)), independent accountants for the Fund and other consultants and professionals engaged on behalf of the Fund; (vii) fees payable to the administrator, custodians and other persons providing services to the Fund; (viii) insurance premiums for fidelity and other insurance coverage relating to the Fund's operations; and
(ix) such extraordinary non-recurring expenses as may arise, including litigation, affecting the Fund and any legal obligation as to which the Fund may be required to indemnify any Manager or other person. Any officers or employees of the Investment Manager (or any entity controlling, controlled by, or under common control with the Investment Manager) who may also serve as officers, Managers or employees of the Fund shall not receive any compensation from the Fund for their services.

         4.       Activities of the Investment Manager

                  Nothing in this Agreement shall prevent the Investment Manager or any Affiliate (as such term is defined in Section 5(a)) thereof from acting as the investment manager for any other person, firm, fund, corporation or other entity and shall not in any way limit or restrict the Investment Manager, or any Affiliate, or their respective directors, officers, stockholders or employees from buying, selling or trading any securities or other investments for its or their own account or for the account of others for whom it or

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they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Investment Manager of its duties and obligations under this Agreement, the 1940 Act (including rule 17j-1 under the 1940 Act) or under the Advisers Act.

         5.       Scope of Liabilities and Indemnification

         (a) The Investment Manager will use its best efforts in the supervision and management of the investment activities of the Fund and in providing services hereunder, but in the absence of gross negligence, willful misfeasance or bad faith, the Investment Manager, its members, their respective directors, officers or employees and their respective affiliates, executors, heirs, assigns, successors or other legal representatives (collectively, the "Affiliates") shall not be liable to the Fund for any error of judgment, for any mistake of law or for any act or omission by the Investment Manager or any of the Affiliates.

         (b) The Fund shall indemnify the Investment Manager and any Affiliate (each an "Indemnified Person") against any and all costs, losses, claims, damages or liabilities, joint or several, including, without limitation, reasonable attorneys' fees and disbursements, resulting in any way from the performance or non-performance of any Indemnified Person's duties with respect to the Fund, except those resulting from the gross negligence, willful misfeasance or bad faith of an Indemnified Person, and in the case of criminal proceedings, unless such Indemnified Person had reasonable cause to believe its actions unlawful (collectively, "disabling conduct"). Indemnification shall be made upon the following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Person was not liable by reason of disabling conduct or (ii) a reasonable determination, based upon a review of the facts and reached by (A) the vote of a majority of the Managers who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board of Managers in a written advice, that the Indemnified Person is entitled to indemnification hereunder. The Fund shall advance to an Indemnified Person (to the extent that it has available assets and need not borrow to do so) reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any action or proceeding arising out of such performance or non-performance; PROVIDED, HOWEVER, that the determination to make any such advance shall be preceded by a reasonable determination reached by either (A) a vote of a majority of the Managers who are not parties to the proceeding or (B) legal counsel selected by a vote of a majority of the Board of Managers in a written advice, that the indemnified person ultimately will be found entitled to indemnification. The Investment Manager agrees, and each other Indemnified Person will agree as a condition to any such advance, that in the event the Indemnified Person receives any such advance, the Indemnified Person shall reimburse the Fund for such fees, costs and expenses to the extent that it shall be determined that the Indemnified Person was not entitled to indemnification under this Section 5.

         (c) Notwithstanding any of the foregoing to the contrary, the provisions of this Section 5 shall not be construed so as to relieve the Indemnified Person of, or provide indemnification with respect to, any liability (including liability under federal securities laws, which, under certain circumstances, imposes liability even on persons who act in good faith) to the extent (but only to the extent) that such liability may not be waived, limited or modified under applicable law or that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the provisions of this Section 5 to the fullest extent permitted by law.

         6.       Termination, Renewal and Notice.

         (a) This Agreement shall remain in effect for an initial term of two years from the date of its execution, and shall continue in effect from year to year thereafter provided such continuance is approved at least annually by the vote of a majority of the outstanding voting securities of the Fund, as defined by the 1940 Act and the rules thereunder, or by the Board of Managers; and provided that in either event

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such continuance is also approved by a majority of the Managers who are not parties to this Agreement or "interested persons" (as defined by the 1940 Act) of any such party (the "Independent Managers"), by vote cast in person at a meeting called for the purpose of voting on such approval. The Fund may at any time, without payment of any penalty, terminate this Agreement upon sixty days' prior written notice to the Investment Manager, either by majority vote of the Board of Managers or by the vote of a majority of the outstanding voting securities of the Fund (as defined by the 1940 Act and the rules thereunder). The Investment Manager may at any time, without payment of penalty, terminate this Agreement upon sixty days' prior written notice to the Fund.

         (b) Any notice under this Agreement shall be given in writing and shall be deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

         7.       Amendment and Assignment.

         (a) This Agreement may be amended only by the written agreement of the parties. Any amendment shall be required to be approved by the Board of Managers, including by a majority of the Independent Managers in accordance with the provisions of Section 15(c) of the 1940 Act and the rules thereunder. If required by the 1940 Act, any amendment shall also be required to be approved by such vote of members of the Fund as is required by the 1940 Act.

         (b) This Agreement shall automatically terminate in the event of its assignment (to the extent required by the 1940 Act and the rules thereunder) unless such automatic termination shall be prevented by an exemptive order of the Securities and Exchange Commission.

         8. Disclaimer of Member or Manager Liability. The Investment Manager understands and agrees that the obligations of the Fund under this Agreement are not binding upon any Member or Manager of the Fund personally, but bind only the Fund and the Fund's property; the Investment Manager represents that it has notice of the provisions of the LLC Agreement disclaiming Member and Manager liability for acts and obligations of the Fund.

         9. Use of Name "Mezzacappa." The Investment Manager hereby grants to the Fund a royalty-free, non-exclusive license to use the name "Mezzacappa" in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by the Investment Manager, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name "Mezzacappa" in the name of the Fund or otherwise. The name "Mezzacappa" may be used or licensed by the Investment Manager and its affiliates in connection with any of their activities, or licensed by the Investment Manager to any other party.

         10. Questions of Interpretation. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the law of the State of New York, or any of the provisions herein, conflict with the provisions of the 1940 Act, the latter shall control.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                       MEZZACAPPA LONG/SHORT FUND, LLC

                                       By: /s/ Francis J. Conroy
                                           -------------------------------------
                                           Name:  Francis J. Conroy
                                           Title: Vice President

                                       MEZZACAPPA INVESTORS, LLC

                                       By: /s/ Francis J. Conroy
                                           -------------------------------------
                                           Name:  Francis J. Conroy
                                           Title: Vice President

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